EEA REALTY, LLC
                              1925 N. LYNN STREET
                                   SUITE 901
                              ARLINGTON, VA 22208

                  TEL. (703) 525-1600      FAX (703) 525-1609

Via Facsimile & U.S. Mail - 847-317-4462

March 27, 1997

N. H. Associates
c/o The Balcor Company
Bannockburn Lake Office Plaza
2355 Waukegan Road
Suite A-200
Bannockburn, Illinois  60015

Attention:  Ms. Ilona Adams

     Re: Agreement of Sale by and Between EEA Development, Inc. as Purchaser and N. H. Associates, as Seller, dated February 21, 1997, with respect to property known as the North Hill Apartments, as amended

Dear Ms. Adams:

EEA Development, Inc., the Purchaser under the above referenced Agreement of Sale, as amended, the ("Agreement"), is hereby terminating the Agreement. However, we would like to proceed with the transaction under revised terms which we are discussing with Dan Charleston under separate cover.

If we are able to reach an agreement under the aforementioned revised terms, please have your counsel prepare an appropriate amendment to the agreement.

If, however, we are unable to reach an agreement under revised terms, the Earnest Money Deposit shall be returned as set forth in the Agreement. Thank you for your consideration.

Sincerely,

/s/ R. Stewart Bartley, V.P.
R. Stewart Bartley
Finance and Acquisitions

Attachment

RSB/lab

cc:  Mark D. Betts
     Dan Charleston
     Traci Harris
     Kyle Hauberg
     Mike Kelly
     Al Suto
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